Exhibit 99.2

Host Hotels & Resorts, Inc.

Supplemental Financial Information

As of November 1, 2017

For the Quarters and Year-to-Date ended

September 30, 2017 and 2016

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 88 properties in the United States and six properties internationally totaling approximately 52,500 rooms. The Company also holds non-controlling interests in seven joint ventures, including one in Europe that owns 10 hotels with approximately 3,900 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis®, and Novotel® as well as independent brands in the operation of properties in over 50 major markets. For additional information, please visit the Company’s website at www.hosthotels.com.

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2017, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Supplemental Financial Information

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating results (revenues, expenses, hotel EBITDA and associated margins) on a comparable hotel basis, which are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). These are included in our earnings press release dated November 1, 2017 and related Current Report on Form 8-K filed with the SEC on the same day. In addition to comparable hotel results for Host Inc. as a whole found in the press release (and repeated here starting on page 7) this supplemental information also contains additional detail on comparable hotel EBITDA by market. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes that follow for information on why we believe these supplemental measures are useful and the limitations on their use.

In addition, also included in this supplemental information is our current quarter end leverage ratio, calculated in accordance with our credit facility, a reconciliation to the leverage ratio calculated in accordance with GAAP, and infomation on how this supplemental measure is calculated and why we believe it is useful.

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30, 2017
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Less: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$70.0	$14.9	$9.2	$—	$—	$24.1
Seattle	2	1,315	37.5	10.9	3.8	—	—	14.7
New York	8	6,961	211.7	10.7	27.1	—	—	37.8
San Francisco	4	2,912	83.5	17.3	7.1	—	—	24.4
Boston	4	3,185	82.9	18.8	8.9	—	—	27.7
San Diego	3	2,981	85.2	14.6	12.5	—	—	27.1
Los Angeles	7	2,843	69.5	14.8	6.6	—	—	21.4
Chicago	6	2,392	53.6	12.5	7.2	—	—	19.7
Denver	2	735	15.3	3.6	1.7	—	—	5.3
Washington, D.C.	12	6,024	124.5	15.7	16.3	—	—	32.0
Atlanta	5	1,939	37.1	5.1	5.2	—	—	10.3
Florida	8	4,559	92.6	(1.6)	15.3	—	—	13.7
Houston	4	1,716	24.2	0.2	5.5	—	—	5.7
Phoenix	4	1,518	27.9	(2.7)	5.5	—	—	2.8
Other	9	5,784	93.0	7.5	13.6	—	—	21.1
Domestic	81	46,546	1,108.5	142.3	145.5	—	—	287.8

Canada	2	849	16.0	3.2	2.3	—	—	5.5
Latin America	4	962	11.3	0.2	1.5	1.2	—	2.9
International	6	1,811	27.3	3.4	3.8	1.2	—	8.4
Comparable Hotels All Markets	87	48,357	$1,135.8	$145.7	$149.3	$1.2	$—	$296.2
Non-comparable hotels	7	4,203	118.2	5.5	25.5	—	—	31.0
Gain on sale of property and corporate level income/ expense			—	(46.0)	1.0	41.7	42.0	38.7
Total	94	52,560	$1,254.0	$105.2	$175.8	$42.9	$42.0	$365.9

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30, 2016
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Plus: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$67.1	$13.8	$8.7	$—	$—	$22.5
Seattle	2	1,315	36.7	10.1	4.1	—	—	14.2
New York	8	6,961	214.3	8.7	30.2	—	—	38.9
San Francisco	4	2,912	79.6	15.2	7.0	—	—	22.2
Boston	4	3,185	85.8	19.8	9.2	—	—	29.0
San Diego	3	2,981	83.5	14.2	12.9	—	—	27.1
Los Angeles	7	2,843	71.1	15.2	6.6	—	—	21.8
Chicago	6	2,392	54.6	14.3	7.0	—	—	21.3
Denver	2	735	15.0	3.4	1.7	—	—	5.1
Washington, D.C.	12	6,024	124.8	14.5	16.5	—	—	31.0
Atlanta	5	1,939	40.3	6.4	5.4	—	—	11.8
Florida	8	4,559	107.5	5.4	15.7	—	—	21.1
Houston	4	1,716	25.7	0.1	5.5	—	—	5.6
Phoenix	4	1,518	25.5	(3.9)	5.7	—	—	1.8
Other	9	5,784	97.4	9.7	13.9	—	—	23.6
Domestic	81	46,546	1,128.9	146.9	150.1	—	—	297.0

Canada	2	849	15.7	2.7	2.4	—	—	5.1
Latin America	4	962	21.3	7.8	1.8	1.3	—	10.9
International	6	1,811	37.0	10.5	4.2	1.3	—	16.0
Comparable Hotels All Markets	87	48,357	$1,165.9	$157.4	$154.3	$1.3	$—	$313.0
Non-comparable hotels	7	4,203	129.1	13.5	26.8	1.1	—	41.4
Gain on sale of property and corporate level income/ expense			—	(62.9)	1.0	35.6	19.2	(7.1)
Total	94	52,560	$1,295.0	$108.0	$182.1	$38.0	$19.2	$347.3

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Year-to-date ended September 30, 2017
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Plus: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$215.4	$47.6	$28.5	$—	$—	$76.1
New York	8	6,961	606.6	4.1	84.9	—	—	89.0
San Francisco	4	2,912	247.9	50.5	21.2	—	—	71.7
Seattle	2	1,315	98.9	21.4	11.8	—	—	33.2
Boston	4	3,185	231.4	43.3	26.9	—	—	70.2
San Diego	3	2,981	257.7	46.1	37.8	—	—	83.9
Washington, D.C.	12	6,024	428.2	82.3	49.1	—	—	131.4
Los Angeles	7	2,843	201.6	39.2	19.6	—	—	58.8
Florida	8	4,559	424.4	86.0	45.6	—	—	131.6
Chicago	6	2,392	138.0	22.6	21.5	—	—	44.1
Phoenix	4	1,518	124.0	23.0	16.5	—	—	39.5
Atlanta	5	1,939	122.2	21.8	15.6	—	—	37.4
Denver	2	735	40.5	8.2	5.0	—	—	13.2
Houston	4	1,716	86.8	8.9	16.7	—	—	25.6
Other	9	5,784	319.5	46.1	41.5	—	—	87.6
Domestic	81	46,546	3,543.1	551.1	442.2	—	—	993.3

Canada	2	849	41.7	4.8	6.9	—	—	11.7
Latin America	4	962	36.0	2.1	4.6	3.6	—	10.3
International	6	1,811	77.7	6.9	11.5	3.6	—	22.0
Comparable Hotels All Markets	87	48,357	$3,620.8	$558.0	$453.7	$3.6	$—	$1,015.3
Non-comparable hotels	7	4,203	422.4	60.5	77.8	1.3	—	139.6
Gain on sale of property and corporate level income/ expense			—	(140.5)	2.7	120.2	62.5	44.9
Total	94	52,560	$4,043.2	$478.0	$534.2	$125.1	$62.5	$1,199.8

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Year-to-date ended September 30, 2016
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Plus: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$208.0	$47.3	$26.2	$—	$—	$73.5
New York	8	6,961	616.0	6.5	92.6	—	—	99.1
San Francisco	4	2,912	251.2	53.1	21.5	—	—	74.6
Seattle	2	1,315	90.6	15.7	12.3	—	—	28.0
Boston	4	3,185	232.3	40.2	27.8	—	—	68.0
San Diego	3	2,981	245.4	41.3	38.4	—	—	79.7
Washington, D.C.	12	6,024	406.4	65.3	49.2	1.0	—	115.5
Los Angeles	7	2,843	202.3	39.8	19.7	—	—	59.5
Florida	8	4,559	439.9	90.3	47.2	—	—	137.5
Chicago	6	2,392	139.1	23.9	20.9	—	—	44.8
Phoenix	4	1,518	119.7	19.4	16.7	—	—	36.1
Atlanta	5	1,939	127.0	22.7	16.0	—	—	38.7
Denver	2	735	37.4	5.8	5.1	—	—	10.9
Houston	4	1,716	91.4	11.5	16.7	—	—	28.2
Other	9	5,784	319.8	44.5	41.4	—	—	85.9
Domestic	81	46,546	3,526.5	527.3	451.7	1.0	—	980.0

Canada	2	849	39.7	2.8	6.7	—	—	9.5
Latin America	4	962	50.1	11.0	5.9	3.9	—	20.8
International	6	1,811	89.8	13.8	12.6	3.9	—	30.3
Comparable Hotels All Markets	87	48,357	$3,616.3	$541.1	$464.3	$4.9	$—	$1,010.3
Non-comparable hotels	7	4,203	476.7	69.0	73.9	3.6	—	146.5
Gain on sale of property and corporate level income/ expense			—	32.9	2.8	107.8	41.7	185.2
Total	94	52,560	$4,093.0	$643.0	$541.0	$116.3	$41.7	$1,342.0
___________
(1)	See the Notes to Supplemental Information for a description of these markets.
(2)

Certain items from our statement of operations are not allocated to individual regions, including interest on our senior notes, the majority of corporate and other expenses, and the benefit (provision) for income taxes. These items are included in gain on sale of property and corporate level income/expense. Interest on mortgage debt is allocated to the respective regions.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30,		Year-to-date ended September 30,
	2017	2016	2017	2016
Number of hotels	87	87	87	87
Number of rooms	48,357	48,357	48,357	48,357
Change in comparable hotel RevPAR -
Constant US$	(1.8)%	—	1.0%	—
Nominal US$	(1.7)%	—	1.1%	—
Operating profit margin (2)	10.1%	11.1%	13.4%	13.0%
Comparable hotel EBITDA margin (2)	26.1%	26.85%	28.0%	27.9%
Food and beverage profit margin (2)	22.9%	23.5%	31.1%	29.8%
Comparable hotel food and beverage profit margin (2)	22.9%	23.3%	30.9%	29.9%

Net income	$105	$108	$478	$643
Depreciation and amortization	176	182	534	541
Interest expense	43	38	125	116
Provision for income taxes	42	19	63	42
Gain on sale of property and corporate level income/expense	(39)	7	(45)	(185)
Non-comparable hotel results, net (3)	(31)	(41)	(140)	(147)
Comparable hotel EBITDA	$296	$313	$1,015	$1,010

	Quarter ended September 30, 2017				Quarter ended September 30, 2016
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$860	$(71)	$—	$789	$879	$(76)	$—	$803
Food and beverage	314	(35)	—	279	336	(40)	—	296
Other	80	(12)	—	68	80	(13)	—	67
Total revenues	1,254	(118)	—	1,136	1,295	(129)	—	1,166
Expenses
Room	227	(18)	—	209	225	(19)	—	206
Food and beverage	242	(27)	—	215	257	(30)	—	227
Other	459	(43)	—	416	471	(51)	—	420
Depreciation and amortization	176	—	(176)	—	182	—	(182)	—
Corporate and other expenses	24	—	(24)	—	28	—	(28)	—
Gain on insurance and business interruption settlements	(1)	1	—	—	(12)	12	—	—
Total expenses	1,127	(87)	(200)	840	1,151	(88)	(210)	853
Operating Profit - Comparable Hotel EBITDA	$127	$(31)	$200	$296	$144	$(41)	$210	$313

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Year-to-date ended September 30, 2017				Year-to-date ended September 30, 2016
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$2,643	$(244)	$—	$2,399	$2,655	$(275)	$—	$2,380
Food and beverage	1,152	(133)	—	1,019	1,183	(148)	—	1,035
Other	248	(45)	—	203	255	(54)	—	201
Total revenues	4,043	(422)	—	3,621	4,093	(477)	—	3,616
Expenses
Room	676	(58)	—	618	674	(68)	—	606
Food and beverage	794	(90)	—	704	830	(104)	—	726
Other	1,424	(140)	—	1,284	1,447	(173)	—	1,274
Depreciation and amortization	534	—	(534)	—	541	—	(541)	—
Corporate and other expenses	79	—	(79)	—	82	—	(82)	—
Gain on insurance and business interruption settlements	(6)	6	—	—	(15)	15	—	—
Total expenses	3,501	(282)	(613)	2,606	3,559	(330)	(623)	2,606
Operating Profit - Comparable Hotel EBITDA	$542	$(140)	$613	$1,015	$534	$(147)	$623	$1,010
___________
(1)	See the Notes to Supplemental Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2)

Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP operating profit margins are calculated using amounts presented in the consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the above tables.

(3)

Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office spaces and other non-hotel income.

HOST HOTELS & RESORTS, INC.

Reconciliation of Credit Facility Leverage Ratio to GAAP Leverage Ratio

(unaudited, in millions, except ratios)

The following table presents the calculation of Host's leverage ratio using GAAP measures:

	GAAP Leverage Ratio
	September 30, 2017
Debt	$3,961
Net income - trailing twelve months	606
GAAP Leverage Ratio	6.5	x

The following table presents the calculation of Host's leverage ratio as used in the financial covenants of the credit facility:

	Leverage Ratio per Credit Facility
	September 30, 2017
Net debt (1)	$3,310
Adjusted Credit Facility EBITDA - trailing twelve months (2)	1,425
Leverage Ratio	2.3	x
___________

(1)	The following presents the reconciliation of debt to net debt per our credit facility definition:

September 30, 2017
Debt	$3,961
Deferred financing cost	28
Contingent obligations	6
Less: Unrestricted cash over $100 million	(685)
Net debt per credit facility definition	$3,310

(2)	The following presents the reconciliation of net income to EBITDA, Adjusted EBITDA and EBITDA per our credit facility definition in determining Net Debt/EBITDA:

	Trailing twelve months
	September 30, 2017
Net income	$606
Interest expense	163
Depreciation and amortization	717
Income taxes	61
EBITDA	1,547
Gain on dispositions	(109)
Acquisition costs	1
Gain on property insurance settlement	(1)
Partnership EBITDA adjustments	38
Adjusted EBITDA	1,476
Pro forma EBITDA - Acquisitions	11
Pro forma EBITDA - Dispositions	(31)
Restricted stock expense and other non-cash items	8
Non-cash partnership adjustments	(39)
Adjusted Credit Facility EBITDA	$1,425
___________
Net Debt/EBITDA (per credit facility definition)	2.3	x

HOST HOTELS & RESORTS, INC.

Notes to Supplemental Information

Comparable Hotel Operating Statistics

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this supplemental information on a comparable hotel basis.

Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired The Don CeSar in February 2017. The hotel will not be included in our comparable hotels until January 1, 2019. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 94 hotels that we owned on September 30, 2017, 87 have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 30, 2017 are excluded from comparable hotel results for these periods:

•

Denver Marriott Tech Center, removed in the first quarter of 2016 (business disruption due to extensive renovations, including conversion of 64 rooms to 41 suites, conversion of the concierge lounge into three meeting rooms, and the repositioning of the public space and food and beverage areas);

•

Hyatt Regency San Francisco Airport, removed in the first quarter of 2016 (business disruption due to extensive renovations, including all guestrooms and bathrooms, meeting space, the repositioning of the atrium into a new restaurant and lounge, and conversion of the existing restaurant to additional meeting space);

•	Marriott Marquis San Diego Marina, removed in the first quarter of 2015 (business interruption due to the demolition of the existing conference center and construction of the new exhibit hall);
•

The Phoenician (acquired in June 2015 and, beginning in the second quarter of 2016, business disruption due to extensive renovations, including all guestrooms and suites, a redesign of the lobby and public areas, renovation of pools, recreation areas and a restaurant and a re-configured spa and fitness center);

•	Axiom Hotel (acquired as the Powell Hotel in January 2014, then closed during 2015 for extensive renovations and reopened in January 2016);
•	The Don CeSar and Beach House Suites complex (acquired in February 2017); and
•	W Hollywood (acquired in March 2017).

The operating results of 14 hotels disposed of in 2017 and 2016 are not included in comparable hotel results for the periods presented herein. None of our hotels have been excluded from our comparable hotel results due to Hurricanes Harvey or Irma.

We evaluate the operating performance of our comparable hotels based on market. The division is generally consistent with groupings recognized in the lodging industry.

Our markets consist of the following:

Domestic

•	Atlanta – Atlanta Metropolitan area;
•	Boston – Greater Boston Metropolitan area;
•	Chicago – Chicago Metropolitan area;
•	Denver – Denver Metropolitan area;

•	Florida – All Florida locations;
•	Hawaii – All Hawaii locations;
•	Houston – Houston Metropolitan area;
•	Los Angeles – Greater Los Angeles area, including Orange County;
•	New York – Greater New York Metropolitan area, including northern New Jersey;
•	Phoenix – Phoenix Metropolitan area, including Scottsdale;
•	San Diego – San Diego Metropolitan area;
•	San Francisco – Greater San Francisco Metropolitan area, including San Jose;
•	Seattle – Seattle Metropolitan area;
•	Washington, D.C. – Metropolitan area, including the Maryland and Virginia suburbs; and
•	Other – Select cities in California, Indiana, Louisiana, Minnesota, Ohio, Pennsylvania and Texas.

International

•	Canada – Toronto and Calgary; and
•	Latin America – Brazil and Mexico.

Non-GAAP Financial Measures

The comparable hotel results included in this supplemental information are “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and is widely used by management in the annual budget process and for our compensation programs.

Limitations on the Use of EBITDA

EBITDA, as presented, may not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense and other items have been and will be made and are not reflected in the EBITDA presentation. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Comparable Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable properties after removing the impact of the Company’s capital structure (primarily interest expense), and its asset base (primarily depreciation and amortization). Corporate-level costs and expenses are also removed to arrive at property-level results.  We believe these property-level results provide investors with supplemental information into the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by region and for the Company’s comparable properties in the aggregate. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. Because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

Credit Facility Leverage Ratio

Host L.P.’s credit facility contains certain financial covenants which we are required to meet, including allowable leverage ratio, which is determined using EBITDA and net debt, each as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA” and “Net Debt,” respectively). The leverage ratio is defined as Net Debt to Adjusted Credit Facility EBITDA. This calculation is based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. Under the terms of the credit facility, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations.

Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. In this supplemental financial information we have presented our credit facility leverage ratio, which is considered a non-GAAP financial measure. Management believes this financial ratio provides useful information to investors by demonstrating where the company is in terms of meeting this important financial covenant, and accordingly our ability to access the capital markets and in particular debt financing.